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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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EQUIFIN, INC.
(Name of Registrant as Specified in its Charter)

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EQUIFIN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 29, 2003

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of EquiFin, Inc. (the "Company") to be held on Monday, December 29, 2003, at 10:00 a.m. EST at the Courtyard Marriott, 245 Half Mile Road, Red Bank, New Jersey 07701, for the following purposes:

  1.
  To elect two directors;

  2.
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        The accompanying Proxy Statement further describes the matters to be considered and voted upon at the meeting. Also enclosed for your review is the Company's Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

        Only stockholders of record at the close of business on November 26, 2003, will be entitled to notice of and to vote at the meeting.

        Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. THE COMPANY HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED, STAMPED ENVELOPE. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE THE COMPANY THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ MICHAEL R. EPPS MICHAEL R. EPPS Secretary

Spring Lake, New Jersey
December 3, 2003

EQUIFIN, INC.
1011 Highway 71
Spring Lake, New Jersey 07762

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Standard Time on Monday, December 29, 2003, at the Courtyard Marriott, 245 Half Mile Road, Red Bank, New Jersey 07701, and at any adjournment of the meeting.

        The Board of Directors has fixed the close of business on November 26, 2003, as the record date for the meeting. On that date, the Company had outstanding 7,925,989 shares of common stock, $.01 par value ("Common Stock"). Only stockholders of record of Common Stock at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held and may vote in person or by proxy authorized in writing. Holders of the Common Stock have no cumulative voting rights. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum.

        Directors will be elected by a plurality of the votes cast at the meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes or abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they are not counted for purposes of determining whether a nominee has been elected or a proposal has been approved.

        If shares are held by a stockbroker, bank or other nominee rather than directly in a stockholders own name, the stockholder is considered a beneficial owner and not a stockholder of record. If a stockholder is a beneficial owner, its broker or other nominee has enclosed a voting instruction form which the stockholder may complete and return by mail to direct the nominee how to vote its shares. Most nominees also make internet and/or telephone voting procedures available to their beneficial owners. Stockholders should consult their voting instruction form for the specific procedures available.

        All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have been previously revoked. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the Board of Directors' nominees for directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        A stockholder submitting a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the meeting if the stockholder is present and elects to vote in person.

        The principal executive offices of the Company are located at 1011 Highway 71, Spring Lake, New Jersey 07762.

        This Proxy Statement is being mailed to stockholders of the Company on or about December 3, 2003.

ELECTION OF DIRECTORS

        In 1988, the Company adopted a classified Board of Directors, which divided the directors into three (3) classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term, or if later, until their successors are elected and qualified. The directors whose terms expire in 2003 are nominees for re-election to serve until the Annual Meeting of Stockholders in the year 2006. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in 2006 are Messrs. Daniel T. Murphy and Lee A. Albanese, each of whom is currently a director of the Company. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

        The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the two nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one (1) or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

        The nominees and directors are presented below by class.

Name	Age	Director of the Company Since	Term as Director Expires in
Nominees for Director:
Daniel T. Murphy	64	1986	2003
Lee A. Albanese	47	2001	2003
Other Directors:
Thomas D. Werblin	49	2001	2004
John E. Stieglitz	72	1991	2004
Walter M. Craig, Jr.	49	1993	2005

        In April 2001, in connection with an investment in the Company by Coast Capital Partners, L.L.C. ("Coast Capital"), of which Mr. Craig is managing director and sole member, Messrs. Herbert M. Pearlman and David S. Lawi resigned from the Company's Board of Directors and the vacancies created thereby were filled by Messrs. Werblin and Vogel, who were nominated by Coast Capital. Pursuant to an agreement with the Company, Coast Capital was entitled to nominate at least one additional director to the Company's Board of Directors to be included in the nominees to be submitted for election to the Company's stockholders at their first Annual Meeting following such investment, so that, if all such nominees were elected by the Company's stockholders, immediately following such meeting, Coast Capital's nominees would constitute a majority of the Company's directors. The first Annual Meeting of Stockholders following such investment was held on October 24, 2001. Mr. Albanese, who was the third nominee selected by Coast Capital for the Board of Directors, and Mr. Werblin (who was a nominee for re-election) were elected directors at such meeting (Messrs. Craig and Vogel continued to serve as directors of the Company as their terms did not expire until the Company's next Annual Meeting). Accordingly, after the 2001 Annual Meeting, Coast Capital's affiliates and nominees for director comprised the majority of the Company's directors. Mr. Vogel, a Coast Capital director nominee, resigned as a director of the Company in December 2002 and he was not replaced, however, Coast Capital's affiliates and nominees still comprise a majority of the Company's directors. Pursuant to a stockholders agreement with Messrs. Pearlman and Lawi and Helm Capital Group, Inc. ("Helm"), of which Mr. Pearlman is an officer and director, until March 31, 2006, Messrs. Pearlman, Lawi and Helm will vote their shares of the Company's capital stock to elect to the Company's Board of Directors the nominees of Coast Capital. In a subsequent agreement, Helm and Mr. Pearlman agreed to vote their shares of the Company's capital stock on all matters as Coast Capital shall direct. Mr. Albanese remains a Coast Capital director nominee.

Directors, Nominees, Officers and Significant Employees

        Daniel T. Murphy    Mr. Murphy joined the Company in May 1984 as Vice President-Finance and Operations and served as Executive Vice President of Operations and Chief Financial Officer of the Company from 1985 until September 1997, and from July 1999 to date. Mr. Murphy was Vice President and Chief Financial Officer of Helm from May 1998 until May 2001. From September 1995 until December 1998, he was Vice President and Chief Financial Officer of Unapix Entertainment, Inc. ("Unapix"), a public company which was engaged in marketing and distributing films and television products, and from December 1998 until December 2000 he served as Unapix's Treasurer. Unapix filed for protection under Chapter 11 of the Federal Bankruptcy Code in November 2000.

        Lee A. Albanese    Mr. Albanese was elected to the Board of Directors of the Company in October 2001. He has been engaged in the private practice of corporate and securities law since 1982 at the law firm of St. John & Wayne, L.L.C., and its predecessors.

        Thomas D. Werblin    Mr. Werblin has been a director of the Company since April 2001. From July 1996 until the present he has been Executive Vice President of Creative Children's Group, developing a comprehensive licensing program for an educational television program. From January 1995 until July 1996, Mr. Werblin was a Senior Vice President of Marketing and Communications for New York City Off-Tracking Betting Corporation. Prior to such time, Mr. Werblin held other marketing and operational executive positions, including being Senior Vice President, Chief Operating Officer and General Manager of Cosmos Soccer Club, a division of AOL-Time Warner.

        John E. Stieglitz    Mr. Stieglitz was elected to the Board of Directors of the Company in December 1991. Mr. Stieglitz is Chairman Emeritus of Conspectus, Inc., a privately held company engaged in providing consulting services to the professional investment communities in the area of executive recruiting. Mr. Stieglitz was a director of Helm, a publicly held company, from 1986 through 2002. Since 1989, Mr. Stieglitz has been a director of Seitel, Inc. ("Seitel"), a public company involved in the development and sale of seismic information for the oil and gas industry. Seitel filed for protection under Chapter 11 of the Federal Bankruptcy Code during 2003.

        Walter M. Craig, Jr.    Mr. Craig has been the President and Chief Executive Officer of the Company since August 2000. He has been Chairman of the Board of Directors since April 2001. Since 1999 Mr. Craig has also been managing director and the sole member of Coast Capital. For the prior eight years, Mr. Craig had been President and a director of PLB Management Corp., the general partner of The Mezzanine Financial Fund, L.P. (the "Fund"), a Delaware limited partnership which made collateralized loans to companies. Mr. Craig has been a director of Seitel since 1987.

        Allen H. Vogel    Mr. Vogel, 54, has served as President of Equinox Business Credit Corp., a subsidiary of the Company ("Equinox"), from December 2001 until the present. Mr. Vogel served as a director of the Company through its initial start-up as a finance Company from April 2001 until his resignation in December 2002. From January 2000 until the present he has also been President and a director of Alladin Investments, Inc., a privately held enterprise that owns a small plastic products company. Mr. Vogel was a Senior Vice President of Century Business Credit Corp. from 1990 until December 1999 and Vice President of Fidelcor Business Credit Corp. from 1984 until 1990. Both Century Business Credit Corp. and Fidelcor Business Credit Corp. were involved in providing asset-based term and revolving loans.

Compliance with Section 16(a) Beneficial Ownership Reporting

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of reports and amendments thereto furnished to the Company during, and with respect to, its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed were filed on a timely basis.

Committees and Attendance

        During 2002, the Company's Board of Directors held four (4) meetings. During 2002, each of the directors attended at least 75% in the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

        The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a Nominating Committee.

        The Audit Committee is currently comprised of Messrs. Albanese, Stieglitz and Werblin. The members of the Audit Committee are independent, as defined in Section 121(A) of the American Stock Exchange's Listing Standards. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met seven (7) times outside of the full Board of Directors during 2002.

        Messrs. Werblin and Stieglitz presently are the members of the Compensation and Stock Option Committee (the "Compensation Committee"). The purpose of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The Compensation Committee met one (1) time outside of the full Board of Directors during 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        Set forth below is certain information as of November 20, 2003 concerning the beneficial ownership of Common Stock (the Company's only class of voting securities) held by each person who is the beneficial owner of more than 5% of the Common Stock, and by each director and nominee for director, each of the "Named Executive Officers" (as defined under "Executive Compensation") and by all executive officers and directors (including nominees for director) of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within sixty (60) days after November 20, 2003 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(2)
Beneficial Holders
Walter M. Craig, Jr. 1011 Highway 71 Spring Lake, New Jersey 07762	2,907,798	(3)(4)	27.1%
Coast Capital Partners, LLC 1011 Highway 71 Spring Lake, New Jersey 07762	2,204,545	(4)(5)	21.8%
Herbert M. Pearlman 537 Steamboat Road Greenwich, Connecticut 06830	731,980	(5)(6)	8.9%
William Walters 650 Fifth Avenue New York, New York 10019	441,500		5.6%
Stephen M. Oristaglio 1995 Revocable Trust dated 06/26/95, Stephen M. Oristaglio Trustee One Post Office Square, A-7 Boston, Massachusetts 02107	862,500	(7)	9.8%
John V. Winfield 820 Moraga Drive Los Angeles, California 90049	4,914,710	(8)	38.3%
Officers, Directors and Other Named Executive Officers not included above
Daniel T. Murphy	60,232	(9)	*
John E. Stieglitz	99,472	(10)	1.2%
Thomas D. Werblin	47,046	(11)	*
Lee A. Albanese	23,146	(12)	*
Allen H. Vogel	315,636	(13)	3.8%
All executive officers and directors as a group (6 persons)	3,453,330	(14)	30.8%

*
Less than 1%

(1)
Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

(2)
Includes shares that may be acquired within 60 days by any of the named persons upon exercise of any right.

(3)
Includes shares issuable upon exercise of options expiring November 30, 2010 and having an exercise price of $.25 per share (100,000), options expiring July 31, 2012, and having an exercise price of $.22 per share ("2002 Options")(80,000), options expiring December 31, 2006 and having an exercise price of $.25 per share ("2003 Options")(13,333), common stock purchase warrants expiring December 31, 2002, and having an exercise price of $1.25 per share ("Dividend Warrants")(3,750), and upon exercise of common stock purchase warrants, expiring on July 31, 2007, and having an exercise price of $.25 per share (220,000). Also includes: (a) 200,000 shares that Mr. Craig purchased from the Company in December 2000 at a price of $.23 per share that have not as yet been issued; and (b) 2,204,545 shares of Common Stock beneficially owned by Coast Capital, of which Mr. Craig is the managing director and the sole member (See Footnote 4 below). If the shares beneficially owned by Coast Capital are not included in the shares owned by Mr. Craig, then he would beneficially own 703,253 shares of Common Stock constituting beneficial ownership of approximately 8.2% of the Common Stock.

(4)
Consists of 1,704,545 and 500,000 shares of Common Stock issuable upon conversion of shares of the Company's preferred stock, Series B and C, respectively. Mr. Craig is the managing director and the sole member of Coast Capital; if Coast Capital and Mr. Craig are considered a group, it would beneficially own 2,877,798 shares of Common Stock constituting beneficial ownership of 26.9% of the Common Stock. See also Footnote 5 below.

(5)
Pursuant to a stockholders agreement, Herbert M. Pearlman, David S. Lawi, Helm and Coast Capital have agreed to vote their shares to elect individuals nominated by Coast Capital to the Board of Directors. Additionally, Helm and Mr. Pearlman have agreed to vote their shares of the Company's capital stock on all matters as Coast Capital shall direct.

(6)
Includes shares issuable upon exercise of Dividend Warrants (77,551), shares issuable upon exercise of stock options expiring December 2009 with an exercise price of $.50 per share (180,000), and shares issuable upon exercise of common stock purchase warrants with an exercise price of $.25 per share and expiring December 31, 2006 (22,000).

(7)
Includes shares issuable upon conversion of common stock purchase warrants with an average exercise price $.30 per share (687,500) and 175,000 shares owned directly which have not yet been issued.

(8)
Includes shares which may be acquired through conversion of $500,000 Convertible Notes at $.43 per share ("Convertible Notes")(1,162,790) and exercise of warrants attached to the Convertible Notes at an exercise price of $.50 per share (1,162,790). Also includes shares that The InterGroup Corporation ("InterGroup") may acquire through conversion of Convertible Notes (1,162,790) and exercise of warrants attached to the Convertible Notes at an exercise price of $.50 per share (1,162,790). Mr. Winfield owns a majority of the shares of common stock of, and is also the chairman, president and chief executive officer of, InterGroup.

(9)
Includes shares issuable upon exercise of Dividend Warrants (4,000), options expiring June 30, 2006 (30,000), having an exercise price of $.40 per share ("2001 Options"), and 2003 Options (5,000).

(10)
Includes 66,182 shares that are issuable as a director's fee for 2001 and 2000 that have not as yet been issued.

(11)
Includes 20,000 shares issuable upon exercise of 2001 Options and 13,636 shares that are issuable as a director's fee for 2001 that have not as yet been issued.

(12)
Consists of 20,000 shares issuable upon exercise of 2001 Options and 3,146 shares that are issuable as a director's fee for 2001 that have not as yet been issued.

(13)
Includes 220,000 shares issuable upon exercise of 2001 Options, 13,636 shares that are issuable as a director's fee for 2001 that have not as yet been issued, and 80,000 2002 Options.

(14)
Includes shares issuable upon exercise of stock options (568,333), Dividend Warrants (7,750), and other common stock purchase warrants (220,000) and shares as to which executive officers and directors are otherwise entitled but have not as yet been issued (299,600). Also includes shares that are beneficially owned by Coast Capital, of which Mr. Craig is the managing director and the sole member. The amount set forth also does not include any amounts owned by Helm. See also Footnote 4.

EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to cash and non-cash compensation awarded to, earned by or paid to the Company's Chief Executive Officer and other executive officers who earned at least $100,000 during 2002 (such officers, the "Named Executive Officers"). See "Employment Arrangements".

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Shares of Comom Stock Underlyingm Options		All Other Comp.
Walter M. Craig, Jr. President and Chief Executive Officer	2002 2001 2000	$191,432 142,321 11,076		$20,000 20,000 —	— — —	80,000 400,000 —		— — —
Daniel T. Murphy Chief Financial Officer	2002 2001 2000	$105,413 141,281 25,865		$6,000 — —	— — —	— 30,000 —		— —
Allen H. Vogel(1) President of Equinox Business Credit Corp.	2002 2001	$185,000 28,124	*	$20,000 —	— —	80,000 220,000	(2)	— —

*
Paid as consulting fees.

(1)
No information is provided for years prior to 2001, as Mr. Vogel was not employed by the Company prior to such year.

(2)
Mr. Vogel was also awarded 19% of the outstanding common stock of Equinox, subject to forfeiture under certain conditions if he is terminated for cause, as defined in his employment agreement. See "Employment Arrangements—Vogel Agreement".

STOCK OPTIONS

        The following two tables provide information on stock option grants made to the Named Executive Officers in 2002, options exercised by the Named Executive Officer during 2002, and options held by the Named Executive Officers on December 31, 2002.

STOCK OPTION GRANTS IN 2002

Name	Number of Securities Underlying Options Granted	Percent of Total Options Options Granted To Employees in 2002(1)	Exercise Price Per Share	Expiration Date
Walter M. Craig, Jr.	80,000	43%	$.22	7/31/12
Allen H. Vogel	80,000	43%	$.22	7/31/12

(1)
All figures represent the percentage of options granted to all employees during 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

        There were no common stock purchase options exercised during 2002 by any of the Named Executive Officers. The following table sets forth certain information regarding options held by the Named Executive Officers as of December 31, 2002.

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Shares Underlying Unexercised Options Exercisable/ Unexercisable	Value of Unexercised In the Money Options Fiscal Year End Exercisable/Unexercisable(1)
Walter M. Craig, Jr.	—	—	150,000/330,000	—/—
Daniel T. Murphy	—	—	30,000/0	—/—
Allen H. Vogel	—	—	260,000/40,000	—/—

(1)
All Options were out-of-the-money based upon the closing sales price of the Company's common stock on December 31, 2002.

EMPLOYMENT ARRANGEMENTS

        The specific material terms of the agreements for the Named Executive Officers of the Company are set forth below.

Craig Agreement

        In April 2001, Mr. Craig entered into an employment agreement with the Company which provides for his employment as President and Chief Executive Officer of the Company for a term ending on March 31, 2006, with a three-year "evergreen" renewal feature thereafter. The agreement provided for a base salary of $185,000 for the remainder of 2001, with annual increases, for each calendar year during the term of the contract, based upon the percentage increase in the Consumer Price Index for the New York metropolitan region for the previous calendar year (which resulted in a base salary of $191,432 for 2002 and has resulted in an annual salary of $197,000, commencing July 1, 2003). Mr. Craig is also entitled to receive an annual bonus equal to the greater of (i) $20,000 or (ii) five percent (5%) of the Company's consolidated pre-tax profits.

        If, at any time during the term of his employment agreement, directors are elected by stockholders and immediately following such election individuals recommended by Coast Capital do not constitute a majority of the Company's directors or substantially all of the Company's assets are sold, such that the value of the transaction (less deduction for associated expenses) is in excess of an amount equal to two (2) times the Company's book value at December 31, 2000, plus the Company's after tax profits for each fiscal quarter since December 31, 2000 (the "Net Worth"), then Mr. Craig is entitled to receive a payment equal to the greater of (x) one percent (1%) of the amount by which the value of the transaction exceeds the Net Worth or (y) two (2) times the average of Mr. Craig's total compensation from the Company over the prior three (3) years. Under such circumstances, his employment contract remains in full force and effect.

        The agreement provides that upon the expiration of the term of his employment, Mr. Craig is entitled to a severance payment equal to one-twelfth (1/12th) of his most recent annual salary and bonus compensation multiplied by the total number of years he was employed by the Company, with a minimum payment based upon ten (10) years of service. If employment continuation is offered but declined by Mr. Craig, he may, at his option, act as a consultant to the Company for two (2) years at fifty percent (50%) of his latest annual salary and incentives, during which time he will not provide services for any competitors. If Mr. Craig dies during the term of the agreement, or during any severance period, his estate is entitled to compensation for the period of time remaining, but not in excess of twenty-four 24 months. In the event Mr. Craig becomes disabled, he is entitled until age 65 to disability payments in an amount equal to the greater of sixty percent (60%) of his base salary or $15,000 per month (which includes disability payments from state or federal authorities), as well as the severance payment described above.

        Mr. Craig's employment agreement also provides for the grant to him of 100,000 common stock purchase options, each having an exercise price of $.25 per share, expiring in March 2011 and which are immediately exercisable. Mr. Craig's employment contract also provides for the grant to him of a total of 300,000 common stock purchase options each expiring in March 2011 and which do not become exercisable until September 2010. The options are comprised of six (6) groups, each in the amount of

50,000 options and having exercise prices of $.25, $.50, $.75, $1.00, $1.25 and $1.50. The options may become exercisable prior to September 2010 based upon the Company's achieving specified levels of cumulative pre-tax earnings during the term of the contract. The options with the $.25 exercise price will become exercisable pro-rata based upon the Company's cumulative pre-tax earnings during the term of the contract up to an earnings threshold of $500,000 (so that, for example, when cumulative pre-tax earnings have totaled $250,000, one-half (1/2) of such options would be exercisable). This earnings level increases by $500,000 with each increase of $.25 in exercise price, so that, for example, the options with an exercise price of $.50 will become exercisable for cumulative pre-tax earnings of between $500,001 and $1,000,000 and the options with an exercise price of $1.50 will become exercisable based upon cumulative pre-tax earnings of between $2,500,001 and $3,000,000.

Murphy Agreement

        Mr. Murphy is employed by the Company as its Chief Financial Officer. Prior to October 1, 2003, Mr. Murphy's employment as the Company's Chief Financial Officer was pursuant to an agreement among Mr. Murphy, Tatum CFO Partners, LLP ("Tatum"), of which Mr. Murphy was a partner, and the Company. The term of such agreement commenced on July 23, 2001 and terminated on September 30, 2003. Pursuant to such agreement, Mr. Murphy was paid at least $8,333 per month and Tatum was paid a monthly fee of $1,667, based upon Mr. Murphy's devoting two (2) days per week to the Company's business. Mr. Murphy and Tatum were also entitled to a fee of $1,250 and $250, respectively, per day for each day that Mr. Murphy devoted to the Company's business in addition to the two (2) specified days.

Vogel Agreement

        In December 2001, Mr. Vogel entered into an employment agreement with Equinox, which provides for his employment as President and Chief Executive Officer of Equinox for a term commencing on December 20, 2001 and terminating on December 19, 2004, with a two-year "evergreen" feature thereafter. The agreement initially provided for a base salary of $185,000, with annual increases, for each calendar year during the term of the contract, commencing with 2003, based upon the percentage increase in the Consumer Price Index for the New York metropolitan region for the previous calendar year; provided that for every $15,000,000 in excess of $20,000,000 of loans that Equinox has committed to fund, pursuant to outstanding credit facilities, as of December 31 of each year during the term, Mr. Vogel's base salary for the next succeeding calendar year will increase by $25,000. Mr. Vogel is also entitled to receive an annual bonus equal to the greater of (i) $20,000; or (ii) five percent (5%) of Equinox's earnings before taxes but after deductions for expenses.

        If, at any time during the term of his employment agreement, directors are elected by stockholders and immediately following such election individuals recommended by Coast Capital or Mr. Craig do not constitute a majority of both Equinox's and the Company's directors or the common stock of Equinox or the Company is acquired through a tender offer, contract purchase or otherwise, such that at the next meeting of stockholders that is called to elect Equinox's or the Company's Board of Directors, Coast Capital, either directly or through appointees, does not control a majority of the seats on the Company's or Equinox's Board of Directors, then Mr. Vogel is entitled to receive a payment equal to the greater of (x) one percent (1%) of the amount by which the value of the transaction exceeds the book value of the entity whose shares were purchased, as determined in accordance with GAAP as of the end of the last quarterly period prior to the closing of the transaction and as reflected in the Company's most recent quarterly report filed with the Securities and Exchange Commission, or (y) two (2) times the average of Mr. Vogel's total compensation from the Company over the prior three (3) years. Under such circumstances, Mr. Vogel's employment contract remains in full force and effect.

        Equinox is entitled to terminate Mr. Vogel's employment at any time if Equinox does not have sufficient capital to originate, maintain and fund at least $10,000,000 in asset based loans (not including accounts receivable purchased pursuant to factoring facilities). If Mr. Vogel is terminated under such condition, he will be entitled to receive an aggregate amount equal to one-half (1/2) of his then annual base salary, which will be payable in equal installments over the six (6) month period immediately following the termination of his employment. The Company has guaranteed the payment of such amount. Equinox has the ability to restrict Mr. Vogel's activities following the end of his employment so that he does not compete with Equinox for a period of eighteen (18) months following the end of his employment period, subject to Equinox's payment of an amount equal to one-half (1/2) of his then annual base salary plus one-twelfth (1/12th) of his then annual base salary for each month Mr. Vogel has performed services for Equinox during the employment period, subject to a cap of one hundred fifty percent (150%) of his then annual salary (i.e., eighteen months salary) together with certain other expenses. If Mr. Vogel is terminated as a result of the Company having insufficient capital to originate, maintain and fund at least $10,000,000 in asset-based loans, then any amount paid to Mr. Vogel with respect to such termination will be credited against amounts otherwise payable with respect to such non-compete restrictions. Mr. Vogel's activities will be restricted following the end of the employment period if he is terminated "for cause" (as defined in his employment agreement) or if he terminates his employment in breach of the agreement.

        In connection with his employment agreement, Mr. Vogel was issued such number of shares of Equinox's common stock that equaled nineteen percent (19%) of all Equinox's capital stock. Mr. Vogel has certain rights to participate on a pro rata basis in any shares of capital stock that are offered by Equinox for sale to the Company. If Mr. Vogel's employment is terminated prior to the third year of his contract by Equinox "for cause" or by Mr. Vogel in breach of his employment agreement, then all of Mr. Vogel's shares of common stock of Equinox will be forfeited. If such termination occurs after the third year of his employment term, then Mr. Vogel will be entitled to retain one-third (1/3) of the shares then owned by him; if the termination occurs after the fourth year of the term, he will be entitled to retain two-thirds (2/3) of the shares then owned by him; and if the termination occurs after the fifth year of the term, he will be entitled to retain all of the shares owned by him.

        Subject to forfeiture, Equinox has the right to purchase all shares of capital stock of Equinox owned by Mr. Vogel at the Option Purchase Price (as hereinafter defined), if Mr. Vogel's employment is terminated by either Mr. Vogel or Equinox during the first five (5) years of his employment period (unless Mr. Vogel terminates his employment as a result of Equinox's breach of his employment agreement or under certain other specified conditions). Subject to Mr. Vogel's having been employed by Equinox for at least five (5) years, he has the right to sell to Equinox all of his shares, or any portion thereof aggregating at least fifty percent (50%) of all shares of each class owned by him, for the "Option Purchase Price", unless Mr. Vogel's employment was terminated "for cause" or Mr. Vogel terminated his employment agreement in breach thereof. If Mr. Vogel cannot or chooses not to exercise this "put option", Equinox has thirty (30) days to exercise a call option to purchase all of Mr. Vogel's Equinox shares of capital stock.

        The "Option Purchase Price" is the fair market value of a share of each class of capital stock owned by Mr. Vogel that are being resold to Equinox, multiplied by the number of shares of such class that are being so sold. If Mr. Vogel and Equinox cannot agree on the value of each such class, then the determination is to be made by a qualified financial analyst or other qualified professional selected by Equinox and Mr. Vogel, or qualified financial analysts or qualified professionals selected by them.

        The Option Purchase Price is payable by delivery of a promissory note having a one (1) year maturity. Subject to certain limitations, the Company has the right to pay all or a portion of such note by delivery of shares of its Common Stock, each of which will be ascribed a value equal to the average closing sales price, as reported by the principal securities exchange on which its Common Stock then trades, over the twenty (20) trading days immediately preceding the maturity date of the Note; in such case Mr. Vogel will have certain registration rights with respect to such shares. In the event the Company accepts a bona fide offer to purchase in excess of fifty percent (50%) of the shares of any class of Equinox's capital stock then owned by it which are of a class included in the shares of Equinox capital stock owned by Mr. Vogel, Mr. Vogel is entitled to participate on a pro rata basis in such sale. In the event the Company accepts a bona fide offer to sell all of the shares of Equinox's capital stock that it owns, it has the right to require Mr. Vogel to sell all of his Equinox shares of capital stock in accordance with the same terms and conditions. Mr. Vogel has the right to assign all or a portion of the shares of Equinox capital stock that were issued to him in connection with his employment agreement to other employees of Equinox, subject to their execution of an agreement acceptable to Equinox and Mr. Vogel. Mr. Vogel plans to assign shares of common stock constituting one percent (1%) of Equinox's common stock to one (1) such employee.

Compensation of Directors

        Non-employee directors receive a fee of $6,000 in cash and 25,000 common stock purchase options for each year of service they render to the Company. The cash fee is payable in two (2) equal payments in each half of the year and is pro-rated to the extent a director did not serve as such for the entire year. The common stock purchase options are also pro-rated (to the extent a director did not serve as such for the entire year) and are awarded as of January 1 of each year. Each such option entitles the holder to purchase one (1) share of the Company's Common Stock at a price equal to the closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on the award date. The Company reimburses the directors for expenses reasonably incurred in the furtherance of their duties. The common stock purchase options representing non-employee director fees have not yet been issued. Mr. Albanese waived his right to receive a cash fee for fiscal year 2002.

AUDIT COMMITTEE REPORT

        THE FOLLOWING REPORT OF THE COMPANY'S AUDIT COMMITTEE, REFERENCES TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS, AND THE AUDIT COMMITTEE CHARTER (ATTACHED AS EXHIBIT A TO THE COMPANY'S PROXY STATEMENT SUBMITTED TO SECUIRITY HOLDERS AND THE SECURITIES AND EXCHANGE COMMISSION IN 2001) ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal controls and audit process. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company engaged BDO Seidman, LLP to review each of the first three (3) quarterly reports on Form 10-QSB filed with the SEC during 2002 and to provide certain tax services during such year. The Company engaged J.H. Cohn LLP ("J.H. Cohn") to perform the annual audit and provide the report on the financial statements included on the Company's annual report on Form 10-KSB for the year ended December 31, 2002. Accordingly, J.H. Cohn is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

        The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management as of and for the year ended December 31, 2002.

  2.
  The Audit Committee has discussed with BDO Seidman LLP and J.H. Cohn, the independent accountants engaged by the Company during 2002 and thereafter, the matters required to be discussed by SAS 61(Codification of Statements on Auditing Standard, AU 380).

  3.
  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No.1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board

    has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Lee A. Albanese John E. Stieglitz Thomas D. Werblin

INDEPENDENT AUDITORS

        The Board of Directors and its Audit Committee have appointed J.H. Cohn to serve as the Company's independent auditors for the fiscal year ended December 31, 2003. The Company has been advised that representatives of J.H. Cohn will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. A copy of the Company's Form 8-K filed with the Securities and Exchange Commission on February 6, 2003, explaining the change in the Company's independent auditor is attached as Exhibit A.

Audit and Non-Audit Fees

        For the fiscal year ended December 31, 2002, fees for services provided by J.H. Cohn and BDO Seidman LLP were as follows:

		BDO Seidman LLP	J.H. Cohn
A.	Audit fees for the audit of annual financial statements and reviews of quarterly financial statements	$21,890	$48,000
B.	Financial information systems design and implementation	$0	$0
C.	Tax preparation and consulting fees	$44,600	$10,000
D.	All other fees, including fees billed by BDO Seidman, LLP for services relating to the succession of J.H. Cohn as the Company's independent auditor	$2,115	$0

        The Audit Committee of the Board of Directors determined that the services performed by BDO Seidman LLP and J.H. Cohn other than audit services are compatible with such firms' maintaining their independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2000 management of Helm provided various administrative, managerial, financial, legal and accounting services to the Company for which the Company was charged direct costs and expenses. Certain indirect administrative and managerial costs were allocated to the Company based upon certain formulas which management deems to be reasonable. During 2000 the Company paid approximately $60,000 to Helm on account of these services. Messrs. Pearlman, Lawi (both of whom who were officers and directors of the Company during 2000 and during 2001 until April and who currently beneficially own, or could be deemed to beneficially own, in excess of over five percent (5%) of the Common Stock) and Stieglitz are or were, at the time, officers and/or directors of Helm. Mr. Murphy was also an officer of Helm during 2000. Helm is a party to a Stockholders Agreement with Messrs. Pearlman, Lawi and Coast Capital (See "Election of Directors").

        On January 15, 2000, the Company prepaid $650,000 principal amount of its outstanding 10% Convertible Debentures, Series A, due June 30, 2001, plus accrued interest. The purpose of the prepayment was to reduce indebtedness which carried a high rate of interest. Each of Messrs. Pearlman and Lawi held $200,000 principal amount of these 10% Debentures.

        In August 2000, the Company's Board of Directors retained Mr. Craig as president and authorized the Company to embark on a strategic new initiative to provide structured capital for small and mid-sized enterprises. During 2000 and 2001 the Company purchased participations in third party accounts receivables that had been factored, and a loan extended by affiliated finance companies. Messrs. Pearlman and Lawi are, and until July 2001, Mr. Murphy was, an officer and/or director of one (1) or more of such affiliated entities. Mr. Craig is an officer, director and/or managing director of each such affiliated entity, one of which is Coast Capital, the beneficial owner of approximately 21.8% of the Common Stock (as of November 20, 2003), of which Mr. Craig is the managing director and sole member. The enterprises with respect to which the affiliated finance companies extended loans or factored accounts receivable are engaged in various service and distribution businesses. The terms of the accounts receivable that were purchased pursuant to the factoring facilities required payment typically within thirty (30) to ninety (90) calendar days from the date of the invoice giving rise to the receivable. The Company's participation in the factoring facilities was structured such that the Company's participation was paid a monthly return of 1.25% and was repaid before the payment to others who might have participated in the funding of such receivables. In the fourth quarter of 2001, the Company acquired all of such affiliated entities' interests in the factoring facilities and factored accounts receivable, which gross amount totaled approximately $1,639,000 on the date of acquisition and all of such affiliated entities' interests in the loan facility extended to one (1) borrower in the principal amount of approximately $600,000. The loan facility bears interest at a rate of 16% per annum. At the time of the purchase, the Company had provided all of the funding for such factoring facilities and the loan via its participation arrangements. In consideration for the transfer and assignment of the loan, the factoring facilities and accounts receivable, the Company and the affiliated entities mutually released each other from any further obligations with respect to the participation agreements and the Company agreed to assume the affiliated entities' obligations under the applicable factoring agreements and credit facility. In addition, the Company acquired the right to utilize, if it elected to do so, the name of the affiliated factoring entity while assuming the affiliated factoring entity's obligations with respect to operating leases and accrued vacation time of such entity's employees.

        On April 25, 2001 the Company sold an aggregate of $1,000,000 principal amount of convertible notes in a private placement to Coast Capital. $750,000 principal amount of such notes bear interest at an annual rate equal to 11% and are convertible into shares of the Company's Common Stock at an initial conversion price of $.50 per share (the "Series A 11% Convertible Notes"). $250,000 principal amount of such notes bear interest at an annual rate equal to 13% and are convertible into shares of the Company's Common Stock at an initial conversion price of $.90 per share (the "Series A 13% Convertible Notes;" collectively, the Series A 11% Convertible Notes and the Series A 13% Convertible Notes are referred to as the "Notes"). The conversion prices are subject to adjustment for certain dilutive events. Both Notes are due on March 31, 2006 and the Company is required to offer to redeem the Notes at a five percent (5%) premium if certain events constituting a change in control of the Company occur. The Notes are secured by a security interest in all of the Company's personal property and are subordinated to indebtedness of the Company incurred to a bank or other financial institution. The purchase price for the Notes was equal to their face amount.

        In connection with Coast Capital's purchase of the Notes, and in contemplation of the Company's transition to a finance company following the disposition of the Company's remaining manufacturing operations, Messrs. Pearlman and Lawi resigned from the Company's Board of Directors and as officers of the Company. The vacancies created on the Board by their resignations were filled by Messrs. Vogel and Werblin. Pursuant to an agreement with the Company, Coast Capital was entitled to nominate at least one (1) additional director to the Company's Board of Directors to be included in the nominees to be submitted to the Company's stockholders at its first Annual Meeting of Stockholders following its purchase of the Notes. Mr. Albanese was Coast Capital's additional nominee as a director, and he was elected a director of the Company (together with Mr. Werblin who was re-elected as a director of the Company) at the Company's Annual Meeting of Stockholders held on October 24, 2001. Simultaneous with Coast Capital's purchase of the Notes, it entered into a stockholders agreement with Messrs. Pearlman and Lawi and Helm, of which Messrs. Pearlman and Lawi are, or were at the time, officers and directors, which provides that until March 31, 2006, Messrs. Pearlman, Lawi and Helm will vote their shares of the Company's capital stock to elect to the Company's Board of Directors the nominees recommended by Coast Capital. Additionally, Helm and Mr. Pearlman have agreed to vote their shares of the Company's captial stock on all matters as Coast Capital shall direct.

        Coast Capital had agreed with the Company to invest, or otherwise obtain, on or before March 31, 2002, an additional $750,000 in capital for the Company (including, as a possibility, obtaining a credit facility for the Company providing for borrowings of up to such amount) on such terms as the Company and Coast Capital agree so long as there is no default under the Notes and no "change of control" (as defined in the Notes) has occurred. This Agreement was fulfilled when the Company's over eighty percent (80%) owned subsidiary, Equinox, closed on a $20,000,000 credit facility with Foothill in December 2001.

        On September 24, 2003, Coast Capital agreed to convert its Series A 11% Convertible Notes and Series A 13% Convertible Notes into Series B 11% and Series C 13% convertible preferred stock to be specified in a final agreement. To induce Coast Capital to convert, the conversion price of the Series A 13% Convertible Note was reduced from $.65 to $.50. As a result, the Company recorded a charge of

$51,000 for the additional shares of Common Stock that will be issuable on conversion. In addition, the total carrying value of the convertible notes was reclassified as preferred stock issuable at September 30, 2003. The terms of the final agreement will require the Company to pay cumulative dividends at an annual rate of $97,000 and $27,500 on the Series B and C, respectively, and provide for the conversion of those shares into 1,704,545 and 500,000 shares of Common Stock, respectively, subject to anti-dilution adjustments. Dividends payable will increase by $3,750 and $1,250 and the conversion price will decline by $.02 per share for each fiscal quarter that the convertible preferred stock remains outstanding after December 31, 2006, unless the Common Stock underlying the conversion has been registered and the Common Stock has traded over $1.00 per share for ninety (90) consecutive days; then, in such case, no increase in dividends or decrease in the conversion price shall be effective. Under the final agreement, both series of convertible preferred stock will have terms whereby, should there be a change in the control of the Company's Board of Directors which is opposed by Coast Capital, (i) annual dividends of $120,000 and $50,000 would be payable, respectively, and (ii) the number of shares issuable on conversion would double.

        On September 28, 2001, the Company concluded the sale of its wholly-owned subsidiary, Chemtrusion, Inc. ("Chemtrusion"), to a company controlled by Chemtrusion's then president, Scott Owens. The sale price consisted of $400,000 cash paid at closing, an 8% promissory note in the amount of $300,000 payable in twenty (20) equal quarterly principal payments with the final payment due September 30, 2006 (which was subsequently exchanged for $200,000 cash, plus accrued and unpaid interest through the date of prepayment as a post-closing adjustment), and future consideration estimated at $2,150,000 based on a sharing of the management fee received by Chemtrusion for operating its facility located in Jeffersonville, Indiana through December 31, 2006.

        During the fourth quarter of 2001 and during 2002, the Company invested in participations in a credit facility initiated by Coast Capital to an entity in the television and film production and distribution business. As of December 31, 2002, the outstanding balance of such participations totaled $570,000. The Company is entitled to interest on its investment of eighteen percent (18%) per annum (which is the same interest rate paid on the loans that are extended) and an additional enhancement fee equal to 10% of the revenues from a specified television series and specified films (which enhancement fee is shared by the Company with Coast Capital pro rata in proportion to their investments in the loans that are funded), however, the annual return cannot exceed twenty-four percent (24%). The credit facility provides for aggregate loans of up to $700,000. On December 31, 2002, the outstanding principal balance of Coast Capital's loan (including the Company's participation) was $643,000.

        During 2001 and 2002, the Company invested in participations in certain revenue streams in which Coast Capital (through a wholly-owned subsidiary) had invested. As of December 31, 2002, the outstanding balance of such participations totaled $207,000. The revenue streams are derived from specified films produced and distributed by the same entity in the television and film production and distribution business to whom Coast Capital has extended the credit facility described above. As of December 31, 2002, a total of approximately $253,000 was then invested by Coast Capital in these revenue streams, including the Company's $207,000 participation. Pursuant to its participation, the Company is entitled to be repaid all amounts it has invested in the films, after the distribution entity's deduction of a twenty-five percent (25%) distribution fee. After the Company has recouped all of the amounts it has invested in the films, the remaining revenues from the films are shared equally with the distribution entity, subject to the Company receiving a return on its investment equal to twenty-four percent (24%) per annum.

        In December 2001, Mr. Pearlman extended a short-term loan of $100,000 to the Company. The outstanding principal amount of the loan bears interest at a rate of eighteen percent (18%) per annum and was originally to have been repaid in full on or before June 30, 2002, which date has subsequently been extended. In connection with his loan, Mr. Pearlman received 15,000 warrants ("Warrants"), each having an exercise price of $.25 per share and expiring December 31, 2006, which expiration date may be extended if the closing sales price of the Company's common stock has not been at least $.90 per share for thirty (30) consecutive days during which time the shares underlying the Warrants are registered for resale under federal securities laws. Mr. Pearlman had the option, at any time on or before March 31, 2002, to exchange his short-term loan for a $100,000 participation in a production financing loan made by the Company and retain his 10,000 Warrants; Mr. Pearlman declined to exercise this option. At December 31, 2002, $32,000 principal amount of such loan has been repaid. During 2002, Mr. Pearlman acquired, in a private placement, $44,000 principal amount of eleven percent (11%) subordinated notes due September 30, 2006 ("11% Notes"), and received 22,000 warrants in connection therewith. The 11% Notes provide for basic interest at a rate of eleven percent (11%) per annum together with additional interest equal to ten percent (10%) of the annual pre-tax profits of the Company's subsidiary, Equinox, which additional interest is to be distributed on a pro-rata basis based upon a total of $1,500,000 principal amount of notes participating therein. Payments of principal and interest on the 11% Notes are subordinated to the payment of the Company's obligations to Wells Fargo Foothill ("Foothill") or any other bank, financial institution or senior lender. If the timely payment of basic or additional interest is at any time temporarily precluded from being paid as a result of any restriction imposed by the Company's senior lender, the Company will pay interest in kind through the issuance of additional 11% Notes.

        Mr. Albanese is a partner in the law firm of St. John & Wayne, L.L.C. During 2000, 2001 and 2002, the Company and its subsidiary, Equinox, have from time-to-time retained such firm to provide legal services, and the Company and Equinox expect from time-to-time to retain such firm to provide such services in the future.

        In July 2002, Walter M. Craig, Jr., the Chairman of the Board and Chief Executive Officer of the Company, purchased from the Company in a private placement, a unit of the Company's securities, consisting of a $220,000 principal amount note (the "13% Note") and 220,000 common stock purchase warrants (the "13% Note Warrants"). The 13% Note bears interest at a basic annual rate equal to 13%. The 13% Note provides for additional interest equal to 10% of Equinox's annual pre-tax profits, which additional interest is to be distributed on a pro-rata basis based upon a total of $1,500,000 principal amount of notes participating therein (which notes include the 11% Notes). If the timely payment of basic or additional interest is at any time temporarily precluded from being paid as a result of any restriction imposed by the Company's senior lender, the Company will pay interest in kind through the issuance of additional 13% Notes. The Company's obligations under the 13% Note are secured by a security interest in the rights the Company has pursuant to certain participation agreements (the "Participation Collateral"). The entire outstanding amount of principal of the 13% Notes is due on September 30, 2006. Payments of principal and interest on the 13% Note are subordinated to the payment of the Company's obligations to Foothill or any other bank, financial institution or senior lender. The 13% Note Warrants have an exercise price of $.25 per share and expire July 31, 2007, which expiration date may be extended if the closing sales price of the Company's common stock has not been at least $.90 per share for thirty (30) consecutive days during which time the shares underlying the warrants are registered for resale under federal securities laws. Effective June 30, 2003, all holders of 13% Notes, including Mr. Craig, exchanged the 13% Notes for an assignment of $578,068 of Participation Collateral. Mr. Craig retained the 13% Note Warrants.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Stockholders must be received by the Company at 1011 Highway 71, Spring Lake, New Jersey, 07762, Attention: Secretary, no later than August 4, 2004 (120 days prior to the anniversary date of mailing this Proxy Statement) and meet all other requirements as specified in the Company's bylaws. If the Company moves the date of its annual meeting of stockholders for 2004 by more than thirty (30) days from the anniversary date of the 2003 Annual Meeting of Stockholders, the Company will disclose the revised date in a periodic report on Form 10-QSB. In such event, to be timely, stockholder proposals will need to be received by the Company's Secretary no later than thirty (30) days following the disclosure of the revised annual meeting date or, if later, forty-five (45) days before the date of the 2004 annual meeting.

        In addition, the proxy solicited by the Board of Directors for the 2004 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than the dates indicated in the paragraph above.

ANNUAL REPORT TO SEC

        The Company has provided herewith a copy of the Company's Form 10-KSB report for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Exhibits to that report are available upon written request and payment of a reasonable fee equal to the Company's cost of copying and mailing such exhibits. Shareholders who wish to obtain copies of such exhibits should address a written request to: Secretary, EquiFin, Inc., 1011 Highway 71, Spring Lake, New Jersey 07762.

MISCELLANEOUS

        The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment on those matters.

        The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram, or by professional proxy solicitors acting on behalf of the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

Spring Lake, New Jersey
December 3, 2003

EXHIBIT A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
 February 4, 2003
(Date of Earliest Event Reported)

EQUIFIN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9547 (Commission File Number)

1011 Highway 71
Spring Lake, New Jersey 07762
(Address of principal executive offices)

Registrant's telephone number, including area code
 732-282-1411

Item 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Effective as of February 4, 2003, EquiFin, Inc. ("EquiFin"), has replaced BDO Seidman, LLP ("BDO Seidman") as its independent accounting firm with J.H. Cohn, LLP ("Cohn"). The change of EquiFin's independent public accountants was approved by both the Audit Committee of the Board of Directors and the Board of Directors of EquiFin.

        In connection with the audits of EquiFin's financial statements for the two fiscal years ended December 31, 2001, and the subsequent interim period through February 4, 2003, EquiFin and BDO Seidman did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman would have caused it to make reference in connection with its report on EquiFin's financial statements to the subject matter of the disagreement.

        The reports of BDO Seidman on EquiFin's financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

        During EquiFin's two fiscal years ended December 31, 2001, and the subsequent interim period through February 4, 2003, EquiFin did not consult Cohn regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on EquiFin's financial statements.

        Attached as Exhibit 16.1 to this Report on Form 8-k is a letter addressed to the Securities and Exchange Commission stating that BDO Seidman agrees with the above statements.

Item 7.    EXHIBITS.

16.1
Letter from BDO Seidman regarding its concurrence with the statements in this Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 6, 2003	EQUIFIN, INC.
	By:	/s/ WALTER M. CRAIG, JR. WALTER M. CRAIG, JR. President and Chief Executive Officer

Item 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Item 7.    EXHIBITS.

Exhibit 16.1

      BDO Seidman, LLP
      Accountants and Consultants
      90 Woodbridge Center Drive, Suite 710
      Woodbridge, New Jersey 07095
      Telephone: (732)750-0900
      Fax: (732)750-1222

February 4, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

        We have been furnished with a copy of the response to item 4 of Form 8-K for the event that occurred on February 4, 2003, to be filed by our former client, EquiFin, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP BDO Seidman, LLP

FORM OF PROXY

        The undersigned hereby appoints WALTER M. CRAIG, JR. and DANIEL T. MURPHY, and each of them with full power of substitution, proxies to vote all shares of common stock of EquiFin, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on December 29, 2003, and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

☒	PLEASE MARK YOUR VOTES AS IN THIS	NOMINEES:	LEE A. ALBANESE DANIEL T. MURPHY
	FOR	WITHHOLD AUTHORITY
	Election of ☐ all nominees as directors until their successors shall be duly elected	☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S), PRINT NAMES BELOW

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE UNDERSIGNED FAILS TO SPECIFY HOW THE PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS.

SIGNATURE OF STOCKHOLDER	(L.S.)	SIGNATURE OF STOCKHOLDER	(L.S.)
DATE	2003
NOTE:	(Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).

QuickLinks

EQUIFIN, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 29, 2003
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTIONS
STOCK OPTION GRANTS IN 2002
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE TABLE
EMPLOYMENT ARRANGEMENTS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS BY STOCKHOLDERS
ANNUAL REPORT TO SEC
MISCELLANEOUS
  EXHIBIT A
  Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  Item 7. EXHIBITS.
  Exhibit 16.1
FORM OF PROXY